EXHIBIT 32.0

WRITTEN CERTIFICATION of

CHIEF EXECUTIVE OFFICER and CHIEF FINANCIAL OFFICER

PURSUANT to 18 U.S.C. SECTION 1350

The undersigned, the Chief Executive Officer and the Chief Financial Officer of EFJ, Inc. (the “Company”), each hereby certifies that, to the best of each of their knowledge that:

(1) the Company’s Report on Form 10-Q for the quarterly period ending June 30, 2005 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Michael E. Jalbert
Michael E. Jalbert
Chief Executive Officer
August 02, 2005

/S/ Jana Ahlfinger Bell
Jana Ahlfinger Bell
Chief Financial Officer
August 02, 2005

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350.